Exhibit 11

                              KVH INDUSTRIES, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE
                      (in thousands, except per share data)
                                   (Unaudited)

                                       For the three          For the six
                                       months ended:          months ended:
                                          June 30,              June 30,
                                       1996      1995        1996      1995
                                     --------  --------     -------  --------
Primary earnings per share:

Net income                            $  320    $  209      $  508    $  560
                                     --------  --------     -------   -------
Shares:
Weighted average number of
 common shares outstanding             6,724     4,861       5,793     4,861

Additional shares assuming
 conversion of:

Stock options and warrants               680       849          677       849
                                     --------  --------      -------   -------
Average common shares and
 equivalents outstanding               7,404     5,710         6,470    5,710
                                     --------  --------      -------   -------
Net earnings per common share        $ 0.04     $ 0.04       $ 0.08    $ 0.10
                                     ========  ========      =======   =======

Fully diluted earnings per share:

Net income                            $  320    $  209      $  508    $  560
                                     --------  --------     -------   -------
Shares:
Weighted average number of
 common shares outstanding             6,724     4,861       5,793     4,861

Additional shares assuming
 conversion of:

Stock options and warrants               684       849          703       849
                                     --------  --------      -------   -------
Average common shares and
 equivalents outstanding               7,408     5,710        6,496     5,710
                                     --------  --------      -------   -------
Net earnings per common share        $ 0.04     $ 0.04        $ 0.08    $ 0.10
                                     ========  ========      =======   =======